EXHIBIT 32.1

CERTIFICATION PURSUANT TO RULE 13a-14(b) OF THE EXCHANGE ACT AND 18 U.S.C. SECTION 1350, AS ENACTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Axiologix Education Corporation (the “Company”) on Form 10-K for the fiscal year ended May 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John P. Daglis, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as enacted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 30, 2010

/s/ John P. Daglis

Chief Executive Officer and
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Axiologix Education Corporation and will be retained by Axiologix Education Corporation. and furnished to the Securities and Exchange Commission or its staff upon request.